Exhibit 99.1

SUSQUEHANNA BANCSHARES, INC.

ATTN: JOAN MCCRACKEN, INVESTOR RELATIONS

26 NORTH CEDAR STREET

LITITZ, PA 17543-7000

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30670-P07372 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUSQUEHANNA BANCSHARES, INC.

For

Withhold

For All

To withhold authority to vote for any individual

All

All

Except

nominee(s), mark “For All Except” and write the

The Board of Directors recommends you vote

number(s) of the nominee(s) on the line below.

FOR the following:

Vote on Directors

1. Election of Directors

Nominees:

01) Anthony J. Agnone, Sr.

09) Guy W. Miller, Jr.

02) Wayne E. Alter, Jr.

10) Michael A. Morello

03) Peter DeSoto

11) Scott J. Newkam

04) Eddie L. Dunklebarger

12) E. Susan Piersol

The Board of Directors recommends you vote for

05) Henry R. Gibbel

13) William J. Reuter

a 1 YEAR frequency on the following proposal:

06) Bruce A. Hepburn

14) Christine Sears

07) Donald L. Hoffman

15) James A. Ulsh

1 Year

2 Years

3 Years

Abstain

08) Sara G. Kirkland

16) Roger V. Wiest, Sr.

6. Approval, in an advisory vote, of the frequency

Vote on Proposals

of future advisory votes on Susquehanna’s

executive compensation.

The Board of Directors recommends you vote FOR the following proposals:

For

Against Abstain

The Board of Directors recommends you vote FOR the following proposals:

2. Adoption of an amendment to Susquehanna’s Amended

For

Against Abstain

and Restated Articles of Incorporation to increase the

number of authorized shares of common stock, par

7. Ratification of the appointment of

value $2.00 per share, to 400,000,000 shares.

PricewaterhouseCoopers LLP as Susquehanna’s

independent registered public accountant for

3. Approval and adoption of the 2011 Susquehanna

the fiscal year ending December 31, 2011.

Bancshares, Inc. Employee Stock Purchase Plan.

8. Approval and adoption of the agreement and

4. Approval of Susquehanna’s Short-Term Incentive Plan.

plan of merger entered into by Abington and

Susquehanna, dated as of January 26, 2011.

5. Approval, in an advisory vote, of Susquehanna’s

9. Approval of the adjournment of the annual

executive compensation.

meeting, if necessary, to solicit additional proxies

in favor of the approval and adoption of the

For address changes and/or comments, please check this box and write them on the back where indicated.

agreement and plan of merger.

Please indicate if you plan to attend the annual meeting.

Yes

No

NOTE: Any other business properly presented at the annual meeting, or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,

executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership,

please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET

Bring this ticket with you for admission to the meeting.

SUSQUEHANNA BANCSHARES, INC.

Annual Meeting of Shareholders May 6, 2011 10:00 AM ET

The Hershey Lodge and Convention Center Aztec Room 325 University Drive Hershey, PA 17033 www.hersheylodge.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Joint Proxy Statement/Prospectus and Annual Report are available at www.proxyvote.com.

M30671-P07372

SUSQUEHANNA BANCSHARES, INC. Annual Meeting of Shareholders May 6, 2011 10:00 AM ET

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Samuel G. Reel, Jr. and Thomas R. Diehl, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of SUSQUEHANNA BANCSHARES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, ET on May 6, 2011, at the Hershey Lodge and Convention Center, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the election of the nominees listed on the reverse side in Proposal 1 for the Board of Directors; “FOR” Proposals 2, 3, 4, 5, 7, 8 and 9; and for a “1 Year” frequency for Proposal 6.

For Participants in the 2006 Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth on the reverse side. The Custodian shall mark the proxy as I specify. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side